UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in such proxy solicitation (collectively, “Elliott”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation.

Item 1: On May 16, 2017, Elliott issued the following press release, which was also posted by Elliott to www.NewArconic.com:

Media Contact:

Stephen Spruiell
Elliott Management Corporation
(212) 478-2017
sspruiell@elliottmgmt.com

Elliott: ISS, Glass Lewis Recommendations Build Momentum for Real Change at Arconic

Elliott Welcomes ISS, Glass Lewis Recommendations that Clients Vote Using the BLUE Proxy Card

Both Influential, Independent Advisors Make Powerful Statements that Change at Arconic is Warranted

Arconic’s Board Fails to Gain a Single Recommendation for Any of Its Contested Nominees from Either of the Two Most Influential Proxy Advisory Firms

NEW YORK (May 16, 2017) – Elliott Management Corporation (“Elliott”), which manages funds that collectively beneficially own a 13.2% economic interest in Arconic Inc. (NYSE: ARNC) (“Arconic” or the “Company”), today released a statement welcoming the recommendations of both Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) that their clients vote using the BLUE proxy card at Arconic’s 2017 Annual Meeting this May 25th.

ISS and Glass Lewis, two of the world’s most influential independent proxy advisory firms, both recommended in favor of voting using the BLUE proxy card at the upcoming annual meeting. The reports issued by each firm also contain powerful statements that additional change is warranted at Arconic.

Importantly, notwithstanding Arconic’s misleading claims to the contrary, neither ISS nor Glass Lewis recommended a single one of the contested nominees put forward by Arconic’s Board. Instead, both of these influential, independent advisors recommended a vote on the BLUE card for real change at Arconic.

Key Quotes from the ISS Report

•	“On balance … the evidence produced by [Elliott] appears to overwhelm the board’s case, which is often based on less convincing assumptions.”

•	Perhaps nowhere is the board’s selective representation of facts more apparent than in its repeated assertion that this contest boils down to an attempt by the dissident, only a 13 percent shareholder, to gain control of the company. Not only does this portrayal overlook the board’s own low ownership (as a whole, including Kleinfeld) of less than 1 percent of the company’s shares, but it also neglects the fact that several other shareholders have publicly expressed support for [Elliott’s] case. First Pacific Advisors (FPA, 4.5 percent) and Orbis (currently 4.3 percent) have both disclosed letters criticizing the legacy directors and noting that shareholders representing more than 20 percent of the company share in [Elliott’s] frustration; both have reiterated their concerns after Kleinfeld’s departure. This critical mass of public shareholder support for [Elliott] is impossible to ignore, particularly when contrasted with the board’s own negligible level of stock ownership.”

•	“[Elliott] has undoubtedly been a catalyst for many of the positive changes that have taken place over the last year … [Elliott’s] campaign has also channeled significant frustration with the board by other shareholders. Based on these aforementioned factors, the company’s spotty track record on M&A and cost control, and underwhelming shareholder returns under Kleinfeld – as well as the board’s reflexive defense of the former CEO and failure to quickly address what it too casually dismisses as “optics issues” – [Elliott] has presented a compelling case that some degree of additional boardroom change is warranted.”

Key Quotes from the Glass Lewis Report

•	“[W]e believe this contest is about holding incumbent directors responsible for the Company's value destruction, governance deficiencies, and unwillingness to embrace value creative change. In our opinion, Elliott has highlighted a compelling case of underperformance and governance inadequacies that continue to be largely overlooked by the board.”

•	“We agree with Elliott that there are a number of corporate governance deficiencies at Arconic, including a staggered board and supermajority voting requirements, the combined role of chairman and CEO (until the removal of Mr. Kleinfeld in April 2017), as well as a history of failing to meaningfully address these deficiencies…the incumbent board does not appear to have a sincere interest in significantly improving Arconic's corporate governance.”

•	“[U]pon consideration of the extensive arguments and materials provided by both parties to shareholders, we find that Elliott, as a significant and long-term investor in Arconic, has identified a number of serious concerns at the Company. Arconic’s total shareholder returns have been generally poor over the long-term, both on an absolute basis and relative to peers and industry benchmarks. Further, Arconic’s recent share price improvement appears largely driven by Elliott’s campaign to remove the incumbent leadership, in our view. As outlined above, Arconic suffers from poor capital allocation, including generating low returns on invested capital and repeatedly missed financial targets, including falling well short of achieving the financial targets established in connection with the Firth Rixson acquisition. The Company appears to have lost credibility with investors, in our view, and the board’s corporate governance track record is less than inspiring.

We are grateful and appreciative that each of these influential, independent advisors has decided to weigh in on Arconic’s future and recommend the BLUE proxy card. Their recommendations join those of dozens of other influential voices hailing from the media, the research community, and our fellow Arconic shareholders – all voicing the need for real change at the Company.

Now it is up to all Arconic shareholders to deliver real change at Arconic by voting for all four of the highly qualified, independent shareholder nominees on the BLUE proxy card.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), together with the other participants in Elliott’s proxy solicitation, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Elliott’s proxy solicitation. These materials and other materials filed by Elliott with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the SEC are also available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-877-869-0171 or via email at info@okapipartners.com.

About Elliott

Elliott Management Corporation manages two multi-strategy hedge funds which combined have more than $32 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Item 2: On May 16, 2017, the following materials were posted by Elliott to www.NewArconic.com: